UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2009

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

     On March, 5, 2009, Sunrise Senior Living, Inc. (the “Company”) and two of its subsidiaries, Sunrise Development, Inc. (“SDI”) and Sunrise Senior Living Investments, Inc. (“SSLII”), entered into a binding letter agreement (the “Letter Agreement”) with Greystone Partners II LP (the “Buyer”), an entity controlled by Michael Lanahan and Paul Steinhoff (senior executives with the Greystone companies), providing for: (i) the purchase by Buyer of all of the outstanding stock, membership interests and partnership interests of Greystone Communities, Inc., Greystone Development Company, LLC and Greystone Development Company II LP (collectively, the “Company Interests”) from SDI; and (ii) the purchase by Buyer, or one or more entities designated by Buyer (the “Seed Capital Investors”), from SSLII of all of SSLII’s interests (the “Seed Capital Interests”) in the seed capital partnerships located in (a) Boise, Idaho, (b) Carmel, Indiana, (c) Fort Worth, Texas, (d) Kirkwood, Missouri, and (e) Elmhurst, Illinois (the “Seed Capital Partnerships”).

     The Buyer agreed to pay to SDI the following consideration for the Company Interests: (i) $1,500,000 in cash; (ii) a $2,000,000 non-interest bearing 30-day note secured by a security interest in the Company Interests and personal guarantees provided by Michael Lanahan and Paul Steinhoff; (iii) a $6,000,000 7-year note secured by a security interest in the Company Interests and bearing interest at 10% per annum for the first 5 years and 12% per annum thereafter; and (iv) a $2,500,000 non-interest bearing note payable in installments of principal equal to 50% of all cash distributions made by the Buyer to its partners in excess of distributions made to cover their federal and state income taxes on taxable income from the Buyer, with any remaining unpaid principal due at maturity on March 21, 2029. The parties also agreed that the Company and its subsidiaries will not be subject to any future capital calls, claims or liabilities relating to the Malden, Massachusetts partnership and shall be indemnified and held harmless by the general partner of the Malden, Massachusetts partnership from any such future liability.

     The Buyer agreed to pay to SSLII the following consideration for the Seed Capital Interests: (i) $500,000 in cash; (ii) a $3,700,000 non-interest bearing 45-day note secured by a security interest in the Seed Capital Interests; (iii) a $3,050,000 non-interest bearing 45-day note to be paid as a cash contribution into the Seed Capital Partnerships on behalf of SSLII and secured by a security interest in the Seed Capital Interests; and (iv) the execution of a net proceeds agreement from the Seed Capital Investors providing for certain contractual payment obligations to the Company. The net proceeds agreement provides for the payment to the Company or its subsidiaries of: (i) 35% of the net proceeds received by the Seed Capital Investors for each of the Seed Capital Interests purchased from the Company or its subsidiaries, other than Fort Worth, Texas, and (ii) 35% of the net proceeds received by the Seed Capital Investors for the Fort Worth, Texas Seed Capital Interest, after deducting the first $2,400,000 of amounts received by Senior Quality Lifestyles, Inc.

     Pursuant to the Letter Agreement, the parties have agreed to execute definitive documentation consistent with the terms of the Letter Agreement and to take all actions necessary to close the transaction by March 16, 2009.

     The foregoing summary of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated March 5, 2009, by and among Sunrise Senior
Living, Inc., Sunrise Development, Inc., Sunrise Senior Living Investments,
Inc., and Greystone Partners II LP

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: March 11, 2009	By: /s/ Mark Ordan
Mark Ordan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated March 5, 2009, by and among Sunrise Senior
Living, Inc., Sunrise Development, Inc., Sunrise Senior Living Investments,
Inc., and Greystone Partners II LP